UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2013 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On August 12, 2013, tw telecom inc. (the “Company”) issued a press release announcing that tw telecom holdings inc. (“Holdings”), a wholly-owned subsidiary of the Company, had priced a private offering of $800 million aggregate principal amount of its senior notes, including $450 million aggregate principal amount of 5.375% senior notes due 2022 and $350 million aggregate principal amount of 6.375% senior notes due 2023. The offering was made solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and to certain non-U.S. persons, as defined in Regulation S under the Securities Act. The press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued August 12, 2013 by tw telecom inc. announcing pricing of senior notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and General Counsel
Dated: August 12, 2013

EXHIBIT INDEX

Exhibit No.    Description of the Exhibit

99.1	Press Release issued August 12, 2013 by tw telecom inc. announcing pricing of senior notes